Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

May 2009 Performance Update

The Frontier Fund Supplement Dated June 10, 2009 to Prospectus Dated May 26, 2009

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

May performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	May 31, 2009	May 31, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	1.73%	-0.64%	$124.38
Balanced Series-1a	1.77%	-0.84%	$111.15
Campbell/Graham/Tiverton Series-1	1.91%	-3.68%	$106.47
Currency Series-1	0.90%	-7.53%	$88.95
Long/Short Commodity Series-1	5.40%	11.01%	$111.44
Winton/Graham Series-1	0.53%	-5.12%	$110.23
Winton Series-1	-2.60%	-8.35%	$119.51
Long Only Commodity Series-1	13.48%	7.33%	$75.46
Managed Futures Index Series-1	4.15%	-6.67%	$123.36

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of May 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(3,283,096.68)
Unrealized trading gain/(loss)	10,180,214.74
Less: commissions	(178,098.00)
Less: FCM fees	(117,177.30)
Foreign currency gain/(loss)	(20,789.95)
Interest income	73,325.86

Total Income	6,654,378.67

EXPENSES

Management fees	100,863.07
Incentive fees	456,239.36
Broker service fees	732,400.49

Total Expenses	1,289,502.92

Net Income (Loss)	$5,364,875.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,459,198.13450	$300,672,204.06	122.26
Current month additions	98,221.20588	12,025,218.01
Current month redemptions	(10,377.24135)	(1,270,208.83)
Net Income (loss) for current month		5,364,875.75

Net Asset Value, end of current month	2,547,042.09903	$316,792,088.99	124.38

	Monthly rate of return		1.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(115,541.27)
Unrealized trading gain/(loss)			361,109.46
Less: commissions			(6,162.72)
Less: FCM fees			(4,140.30)
Foreign currency gain/(loss)			(732.84)
Interest income			15,519.53

Total Income			250,051.86

EXPENSES

Trading Fee			9,146.77
Management fees			3,747.75
Incentive fees			16,045.13
Broker service fees			26,007.34

Total Expenses			54,946.99

Net Income (Loss)			$195,104.87

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	97,667.66339	$10,667,551.97	109.22
Current month additions	4,319.63317	472,096.17
Current month redemptions	(833.76870)	(91,359.01)
Net Income (loss) for current month		195,104.87

Net Asset Value, end of current month	101,153.52786	$11,243,394.00	111.15

	Monthly rate of return		1.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(64,187.17)
Unrealized trading gain/(loss)			1,836,683.94
Less: commissions			(19,062.31)
Less: FCM fees			(28,596.91)
Foreign currency gain/(loss)			1,579.57
Interest income			16,656.93

Total Income			1,743,074.05

EXPENSES

Management fees			146,988.64
Incentive fees			23,072.00
Broker service fees			173,999.89

Total Expenses			344,060.53

Net Income (Loss)			$1,399,013.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	689,522.74678	$72,043,584.45	104.48
Current month additions	19,193.63197	2,014,692.25
Current month redemptions	(1,692.04481)	(176,949.99)
Net Income (loss) for current month		1,399,013.52

Net Asset Value, end of current month	707,024.33394	$75,280,340.23	106.47

	Monthly rate of return		1.91%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,284.11
Unrealized trading gain/(loss)			125,683.67
Less: FCM fees			(4,161.96)
Interest income			(592.76)

Total Income			122,213.06

EXPENSES

Management fees			4,963.92
Incentive fees			—
Broker service fees			24,722.27

Total Expenses			29,686.19

Net Income (Loss)			$92,526.87

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	119,236.88883	$10,511,282.68	88.15
Current month additions	1,352.18361	119,914.94
Current month redemptions	(3,985.30234)	(352,118.47)
Net Income (loss) for current month		92,526.87

Net Asset Value, end of current month	116,603.77010	$10,371,606.02	88.95

	Monthly rate of return		0.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,149,930.15
Unrealized trading gain/(loss)			2,133,514.90
Less: commissions			(49,422.42)
Less: FCM fees			(20,079.64)
Foreign currency gain/(loss)			(414.29)
Interest income			72,845.76

Total Income			3,286,374.46

EXPENSES

Management fees			162,379.67
Incentive fees			243,742.30
Broker service fees			124,981.30

Total Expenses			531,103.27

Net Income (Loss)			$2,755,271.19

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	477,163.31472	$50,451,941.97	105.73
Current month additions	12,630.40821	1,368,142.65
Current month redemptions	(29,978.54179)	(3,332,699.91)
Net Income (loss) for current month		2,755,271.19

Net Asset Value, end of current month	459,815.18114	$51,242,655.90	111.44

	Monthly rate of return		5.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(554,679.09)
Unrealized trading gain/(loss)			1,058,435.06
Less: commissions			(11,625.61)
Less: FCM fees			(19,336.68)
Foreign currency gain/(loss)			1,072.39
Interest income			11,919.84

Total Income			485,785.91

EXPENSES

Management fees			91,441.95
Incentive fees			(3,054.58)
Broker service fees			119,166.73

Total Expenses			207,554.10

Net Income (Loss)			$278,231.81

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	443,308.55603	$48,612,107.91	109.66
Current month additions	27,513.99581	2,999,913.96
Current month redemptions	(6,899.94728)	(750,486.68)
Net Income (loss) for current month		278,231.81

Net Asset Value, end of current month	463,922.60456	$51,139,767.00	110.23

	Monthly rate of return		0.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,507,192.36)
Unrealized trading gain/(loss)			259,589.74
Less: commissions			(3,276.39)
Less: FCM fees			(21,727.23)
Foreign currency gain/(loss)			(170.78)
Interest income			12,509.12

Total Income			(1,260,267.90)

EXPENSES

Management fees			85,497.45
Incentive fees			(15,156.79)
Broker service fees			131,763.64

Total Expenses			202,104.30

Net Income (Loss)			$(1,462,372.20)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	460,276.34350	$56,479,789.09	122.71
Current month additions	197.29082	24,010.02
Current month redemptions	(7,211.23172)	(870,486.51)
Net Income (loss) for current month		(1,462,372.20)

Net Asset Value, end of current month	453,262.40260	$54,170,940.40	119.51

	Monthly rate of return		-2.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$441,865.66
Unrealized trading gain/(loss)			(4,734.76)
Less: commissions			—
Less: FCM fees			(1,218.58)
Foreign currency gain/(loss)			—
Interest income			4,793.30

Total Income			440,705.62

EXPENSES

Management fees			3,333.23
Incentive fees			—
Broker service fees			5,508.50

Total Expenses			8,841.73

Net Income (Loss)			$431,863.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	48,251.00948	$3,208,767.04	66.50
Current month additions	285.51074	19,752.97
Current month redemptions	(629.84871)	(45,218.69)
Net Income (loss) for current month		431,863.89

Net Asset Value, end of current month	47,906.67151	$3,615,165.21	75.46

	Monthly rate of return		13.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$8,409.26
Unrealized trading gain/(loss)			83,244.83
Less: commissions			(475.03)
Less: FCM fees			(817.25)
Foreign currency gain/(loss)			(24.38)
Interest income			2,964.15

Total Income			93,301.58

EXPENSES

Management fees			2,862.49
Incentive fees			—
Broker service fees			3,396.20

Total Expenses			6,258.69

Net Income (Loss)			$87,042.89

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,474.58628	$2,069,680.48	118.44
Current month additions	477.62299	57,000.00
Current month redemptions	(313.84708)	(37,883.18)
Net Income (loss) for current month		87,042.89

Net Asset Value, end of current month	17,638.36219	$2,175,840.19	123.36

	Monthly rate of return		4.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1